Exhibit 11.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 30, 2020, in the Regulation A Offering Circular (Form 1-A/A (Amendment No. 4)) of Contact Gold Corp.

/s/ Ernst & Young LLP
Vancouver, Canada
September 23, 2020